Press Release

Coinmach Service Corp. Announces Third Quarter
Financial Results and Distribution to IDS Unit Holders

•	Q3 Fiscal 2005 EBITDA increased to $40.9 million versus $39.7 million in Q3 Fiscal 2004

•	Q3 Fiscal 2005 Net Cash Generated (after capital and interest) increased to $8.8 million versus $7.6 million in Q3 Fiscal 2004

PLAINVIEW, N.Y., February 10, 2005 /PRNewswire-FirstCall/ — Coinmach Service Corp. (Amex: “DRY”) (the “Company”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its financial results for the third quarter of fiscal 2005 and announced a distribution payment of approximately $0.158 per IDS unit. This distribution will consist of a declared dividend of approximately $0.087 per share of Class A common stock (or approximately $1.6 million in the aggregate) and an interest payment of approximately $0.071 per note underlying the IDS unit (or approximately $1.3 million in the aggregate). The dividend will be paid on March 1, 2005 to holders of record as of the close of business on February 25, 2005.

This interest and dividend payment covers the period from November 24, 2004 (the closing date of the Company’s initial public offering of IDSs) through December 31, 2004, the last day of the Company’s third fiscal quarter. Based on the closing IDS unit price of $13.45 at the end of trading on Thursday, February 10, 2005, the total payment of approximately $0.158 per IDS unit (which includes both dividends and interest) represents an annualized yield of approximately 11.2%. The next anticipated dividend and interest payment date for the IDS unit is scheduled for June 1, 2005. The Company has adopted a dividend policy pursuant to which it plans to make annual payments to IDS holders aggregating $1.50 per unit, representing approximately $0.67 per unit of interest payments and approximately $0.83 per unit of dividend payments.

Net Cash Generated was $8.8 million (or $0.46 per share of Class A common stock) for the 3rd quarter of Fiscal 2005 as compared to $7.6 million for the 3rd quarter of Fiscal 2004. Each of the Company’s business segments reported improved operating results. Driving these results was continued strong performance from the Company’s core business (the “route” business) and the equipment rental business.

Net Cash Generated (after capital and interest payments)

The following table reflects the computation of Net Cash Generated* (in millions):

	Quarter ended			Nine Months ended
	December 31,			December 31,
	2004		2003	2004		2003
Consolidated EBITDA:	$40.9	*	$39.7	$119.5	*	$117.0
less:
Interest Expense:
Third party notes.	13.5		14.4	42.1		43.1
IDS notes	1.3		—	1.3		—
Capital Expenditures:
Property, plant and equipment and advance location payments to location owners	17.3		17.7	54.3		66.5

Net Cash Generated	$8.8		$7.6	$21.8		$7.4

*	Consolidated EBITDA excludes transaction costs relating to the Company’s initial public offering. For information regarding the Company’s use of Net Cash Generated (after capital and interest payments) and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

Third Quarter and YTD Fiscal 2005 Results

The following discussion of operating results focuses on revenue and EBITDA for each of our operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net loss and cash flow from operating activities refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

	Quarter ended			Nine Months
	December 31,			ended December 31,
	2004		2003	2004		2003
Revenue:
Route business	$119.5		$119.2	$353.7		$351.5
Rental business	8.6		8.1	25.5		24.0
Distribution business	7.5		8.4	22.9		22.7

Total	135.6		135.7	402.1		398.2

EBITDA:
Route business	$39.5		$39.3	$116.2		$115.9
Rental business	3.7		3.0	10.4		9.2
Distribution business	0.2		(0.1)	0.6		(1.1)
Corporate	(2.5)		(2.5)	(7.7)		(7.0)

Total	40.9	*	39.7	119.5	*	117.0

*	excludes IDS transaction costs.

Capital Expenditures:
Route business	$16.1	$15.5	$48.6	$57.6
Rental business	0.7	1.6	3.6	6.6
Distribution business	0.1	0.1	0.3	0.5
Corporate	0.4	0.5	1.8	1.8

Total	17.3	17.7	54.3	66.5

Route Business

The Route business consists of leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment, collecting revenues generated from laundry machines and operating 162 retail laundromats located throughout Texas and Arizona.

	Quarter ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue	$119.5	$119.2	$353.7	$351.5
EBITDA	$39.5	$39.3	$116.2	$115.9
Capital Expenditures	$16.1	$15.5	$48.6	$57.6

Revenue grew principally due to the net result of an increase in third party service income and price increases, offset by decreased revenue primarily in the Southwest and Midwest areas caused by vacancy. EBITDA increased due to the factors mentioned above. Capital expenditures decrease due to increased emphasis on returns on invested capital as well as the mix of equipment installed. The machine base was consistent in the periods presented.

Equipment Rental Business

The Equipment Rental business consists of Appliance Warehouse of America, Inc.(“AWA”).

	Quarter ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue	$8.6	$8.1	$25.5	$24.0
EBITDA	$3.7	$3.0	$10.4	$9.2
Capital Expenditures	$0.7	$1.6	$3.6	$6.6

Revenue and EBITDA increased due primarily to internal growth of the machine base in existing areas of operations.

Equipment Distribution Business

The Equipment Distribution business consists of Super Laundry Equipment Corp.

	Quarter ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue	$7.5	$8.4	$22.9	$22.7
EBITDA	$0.2	$(0.1)	$0.6	$(1.1)
Capital Expenditures	$0.1	$0.1	$0.3	$0.5

Revenue decreased due to the closing of operations in California offset by an increase in sales from the Northeast and Midwest operations. EBITDA increased due to a reduction in operating expenses as a result of the closing of California operations in the distribution business. Revenue and EBITDA generated from the distribution business unit are sensitive to general market and economic conditions.

Corporate

	Quarter ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
General and Administrative	$(2.5)	$(2.5)	$(7.7)	$(7.0)
Capital Expenditures	$0.4	$0.5	$1.8	$1.8

Corporate capital expenditures are attributable to our current technology upgrade project, which relates primarily to upgrading programs for our field service management and collection systems.

Recent Developments

Trading of the Company’s Income Deposit Securities (IDSs) began on the American Stock Exchange on November 24, 2004. Each IDS represents one share of Class A common stock and $6.14 principal amount of an 11% senior secured note due 2024. On November 24, 2004, the Company completed its initial public offering of 18,333,333 IDSs and concurrent offering of $20 million of 11% senior secured notes due 2024 sold separate and apart from the IDSs. On December 21, 2004, the underwriters exercised their option to purchase an additional 578,199 IDSs. From these offerings, the Company raised net proceeds of approximately $263.7 million. The net proceeds of the initial public offering and the concurrent offering were used to redeem a portion of Coinmach Corporation’s 9% senior notes due 2010 in an aggregate principal amount of $125.5 million (plus approximately $4.5 million of accrued interest and approximately $11.3 million of related redemption premium), (ii) repay approximately $15.5 million of outstanding term loans under Coinmach Corporation’s senior credit facility, (iii) redeem approximately $91.8 million of Coinmach Laundry Corporation’s outstanding Class A preferred stock (representing all of its outstanding Class A preferred stock) and (iv) redeem approximately $7.4 million of Coinmach Laundry Corporation’s outstanding Class B preferred stock (representing a portion of its outstanding Class B preferred stock). In addition, during November 2004 and December 2004, certain related corporate reorganization transactions occurred simultaneously with the offerings whereby all of the Coinmach Laundry Corporation common stock, all of the shares of common stock of AWA and all remaining outstanding Coinmach Laundry Corporation capital stock were exchanged for 24,980,445 shares of Class B common stock of the Company. In this press release, share and per share amounts for all periods presented give effect to this exchange, unless otherwise stated.

The Board of Directors has also declared a dividend payment of $0.042 per share of Class B common stock (or approximately $1.1 million in the aggregate) payable on March 1, 2005 to holders of record as of the close of business on February 25, 2005. Subject to certain limitations imposed by the Company’s charter, holders of Class B common stock are not entitled to receive another payment of cash dividends on their Class B common stock until June 1, 2006.

Earnings Conference Call

The Company has scheduled a conference call for financial analysts on Friday, February 11, 2005 at 11:00 a.m. Eastern Standard Time to review third quarter Fiscal 2005 results. Hosting the call will be Stephen R. Kerrigan, the Company’s chairman and chief executive officer and Robert M. Doyle, the Company’s Chief Financial Officer. Investors and other interested parties may participate by accessing the teleconference via a webcast on the Company’s Investor Relations page of its website, www.coinmachservicecorp.com, or by dialing 800-599-9795 approximately 5 minutes before the call is scheduled to begin. International callers should dial 617-786-2905. The pass code for the call is 89831507. For individuals unable to participate in the conference call, a telephone replay will be available from 1:00 p.m. Eastern Standard Time on February 11, 2005 through 11:59 p.m. Eastern Standard Time on February 18, 2005 by dialing 888-286-8010. International callers should dial 617-801-6888. The pass code for the replay is 25976671. A replay of the conference call will be available for 30 days on the Company’s Investor Relations page of its website.

About Coinmach Service Corp.

Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment, collecting revenues generated from laundry machines, and operating retail laundromats.

Presentation of Non-GAAP Financial Information

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (generally accepted accounting principles in the United States). Net Cash Generated (after capital and interest) is defined as EBITDA less capital expenditures (including property, plant and equipment) and net cash interest expense. The Company believes Net Cash Generated (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. The Company believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. The Company further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, the Company believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Generated (after capital and interest) and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Generated (after capital and interest) and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Generated (after capital and interest) and EBITDA to net loss and cash flow provided from operating activities are included in the attached tables.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

For more information contact:

          Robert M. Doyle
          Chief Financial Officer
          516-349-8555

________________

Source: Coinmach Service Corp.
(Tables Follow)

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues	$135,627	$135,740	$402,076	$398,208
Operating, general and administrative expense	94,772	95,974	282,131	281,132
Depreciation and amortization	19,029	18,207	57,087	54,245
Amortization of advance location payments	4,928	4,952	14,780	15,312
Amortization of intangibles	3,580	3,800	10,840	11,313
Other items, net	—	96	500	96

	122,309	123,029	365,338	362,098
Operating income	13,318	12,711	36,738	36,110
Interest expense	14,781	14,424	43,406	43,132
Interest expense-non cash preferred stock dividends (1)	4,862	6,292	18,230	18,324
Interest expense-escrow interest (2)	941	—	941	—
Transaction costs	17,135	—	17,135	—

Loss before income taxes	(24,401)	(8,005)	(42,974)	(25,346)
Benefit for income taxes	(8,100)	(645)	(10,021)	(2,070)

Net loss	$(16,301)	$(7,360)	$(32,953)	$(23,276)

Weighted average common shares Outstanding:
Class A common stock	18,911,532	18,911,532	18,911,532	18,911,532
Class B common stock	24,980,445	24,980,445	24,980,445	24,980,445

Total weighted average shares outstanding	43,891,977	43,891,977	43,891,977	43,891,977

Net loss per share	$(0.37)	$(0.17)	$(0.75)	$(0.53)

(1)	Represents accrued dividends on Coinmach Laundry Corp.’s preferred stock previously held, that was retired in November and December as the result of the IDS transaction.

(2)	Represents interest for the period November 24, 2004 through December 24, 2004 on the portion of the 9% senior notes due 2010 redeemed in connection with the IDS transaction.

Supplemental Disclosure

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Loss before income taxes	$(24,401)	$(8,005)	$(42,974)	$(25,346)
Add back:
Interest expense-non cash preferred stock dividends	4,862	6,292	18,230	18,324
Interest expense-escrow interest	941	—	941	—
Transaction costs	17,135	—	17,135	—

Loss before income taxes-adjusted	$(1,463)	$(1,713)	$(6,668)	$(7,022)

Loss before income taxes-adjusted per share	$(0.03)	$(0.04)	$(0.15)	$(0.16)

COINMACH SERVICE CORP.
RECONCILIATION OF NET LOSS TO EBITDA (UNAUDITED)
(in thousands)

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Net loss	$(16,301)	$(7,360)	$(32,953)	$(23,276)
Depreciation and amortization	27,537	26,959	82,707	80,870
Benefit for income taxes	(8,100)	(645)	(10,021)	(2,070)
Interest expense	14,781	14,424	43,406	43,132
Interest expense-escrow interest	941	—	941	—
Interest expense-non cash preferred stock dividends	4,862	6,292	18,230	18,324

EBITDA (1)	23,720	39,670	102,310	116,980
Add back IDS transaction costs:	17,135	—	17,135	—

EBITDA (excluding IDS transaction costs)	$40,855	$39,670	$119,445	$116,980

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA (UNAUDITED)
(in thousands)

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Cash flow provided by operating activities	$34,771	$35,678	$83,115	$81,227
Benefit for income taxes	(8,100)	(645)	(10,021)	(2,070)
Interest expense	14,781	14,424	43,406	43,132
Interest expense-escrow interest	941	—	941	—
Loss on redemption of 9% Senior notes	(14,770)	—	(14,770)	—
Gain on sale of investment and equipment	418	1,790	472	1,836
Stock based compensation	(19)	(51)	(56)	(153)
Deferred income taxes	8,260	748	10,216	2,323
Amortization of debt discount and deferred issue costs	(588)	(603)	(1,795)	(1,810)
Changes in assets and liabilities, net of effects of business combination	(11,974)	(11,671)	(9,198)	(7,505)

EBITDA (1)	23,720	39,670	102,310	116,980
Add back IDS transaction costs:	17,135	—	17,135	—

EBITDA (excluding IDS transaction costs)	$40,855	$39,670	$119,445	$116,980

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by accounting principles generally accepted in the United States) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by accounting principles generally accepted in the United States) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA (UNAUDITED)
(in thousands)

	Nine Months ended
	December 31,
	2004	2003
OPERATING ACTIVITIES:
Net loss	$(32,953)	$(23,276)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,087	54,245
Amortization of advance location payments	14,780	15,312
Amortization of intangibles	10,840	11,313
Amortization of deferred issue costs	1,795	1,810
Deferred income taxes	(10,216)	(2,323)
Interest expense-non cash preferred stock dividends	18,230	18,324
Loss on redemption of 9% Senior notes due 2010	14,770	—
Stock based compensation	56	153
Gain on sale of investment and equipment	(472)	(1,836)
Changes in assets and liabilities	9,198	7,505

Net cash provided by operating activities	83,115	81,227

INVESTING ACTIVITIES:
Additions to property and equipment	(41,019)	(50,505)
Advance location payments to location owners	(13,250)	(16,029)
Acquisition of net assets related to acquisition of businesses	(613)	(3,423)
Proceeds from sale of investment	277	1,022
Proceeds from sale of property and equipment	653	334

Net cash used in investing activities	(53,952)	(68,601)

FINANCING ACTIVITIES:
Proceeds from issuance of IDSs	257,983	—
Proceeds from issuance of third party senior secured notes	20,000	—
Redemption of preferred stock	(99,208)	—
Redemption of 9% Senior Notes due 2010	(125,500)	—
Payment of premium on 9% Senior Notes due 2010	(11,295)	—
IDS and third party senior secured notes issuance costs	(23,597)	—
Repayments under credit facility	(19,830)	—
Principal payments on capitalized lease obligations	(3,249)	(3,093)
Borrowings from bank and other borrowings	159	548
Receivables from shareholders	(1)	2

Net cash used in financing activities	(4,538)	(2,543)

INCREASE IN CASH AND CASH EQUIVALENTS	24,625	10,083
CASH AND CASH EQUIVALENTS:
Beginning of period	31,620	27,428

End of period	$56,245	$37,511

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	December 31,	March 31,
	2004	2004(1)
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$56,245	$31,620
Receivables, net	7,118	6,207
Inventories	12,081	11,508
Assets held for sale	2,475	2,560
Prepaid expenses	5,216	5,097
Interest rate swap asset	40	—
Other current assets	1,959	1,974

Total current assets	85,134	58,966
Advance location payments	72,219	73,253
Property, equipment and leasehold improvements, net	270,935	283,688
Contract rights, net	313,107	323,152
Goodwill	204,780	204,780
Other assets	20,372	15,669

TOTAL ASSETS	$966,547	$959,508

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$33,721	$28,806
Accrued rental payments	30,087	31,855
Accrued interest	14,657	7,549
Interest rate swap liability	—	3,597
Current portion of long-term debt	5,920	9,149

Total current liabilities	84,385	80,956
Deferred income taxes	65,171	73,775
Long-term debt, less current portion	703,178	708,482
Redeemable preferred stock	—	265,914

Total liabilities	852,734	1,129,127
Stockholders’ Equity (Deficit):
Class A common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 18,911,532 shares	189	—
Class B common stock, par value $0.01, authorized 100,000,000 shares; issued and outstanding 24,980,445 shares	250	—
Common stock	—	167
Additional paid-in capital	319,049	5,022
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive loss, net of tax	24	(2,006)
Accumulated deficit	(197,681)	(164,728)
Deferred compensation	(30)	(86)

Total stockholders’ equity (deficit)	113,813	(169,619)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$966,547	$959,508

(1)	The March 31, 2004 balance sheet has been derived from the audited consolidated financial statements of Coinmach Laundry Corporation as of that date.

Set forth below are the consolidated financial statements of Coinmach Corporation. Coinmach Corporation is a wholly owned subsidiary of Coinmach Laundry Corporation, which in turn is a wholly owned subsidiary of the Company. Also set forth below is a reconciliation of net loss to EBITDA and a reconciliation of the Company’s EBITDA to that of Coinmach Corporation.

COINMACH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands)

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues	$135,627	$135,740	$402,076	$398,208
Operating, general and administrative expense	94,535	95,781	281,644	280,428
Depreciation and amortization	19,029	18,207	57,087	54,245
Amortization of advance location payments	4,928	4,952	14,780	15,312
Amortization of intangibles	3,580	3,800	10,840	11,313
Other items, net	—	96	500	96

	122,072	122,836	364,851	361,394
Operating income	13,555	12,904	37,225	36,814
Interest expense	14,137	14,424	42,762	43,132
Interest expense-escrow interest	941	—	941	—
Transaction costs	17,135	—	17,135	—

Loss before income taxes	(18,658)	(1,520)	(23,613)	(6,318)
Benefit for income taxes	(6,641)	(583)	(8,572)	(1,857)

Net loss	$(12,017)	$(937)	$(15,041)	$(4,461)

RECONCILIATION OF NET LOSS TO EBITDA (UNAUDITED)
(in thousands)

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Net loss	$(12,017)	$(937)	$(15,041)	$(4,461)
Depreciation and amortization	27,537	26,959	82,707	80,870
Benefit for income taxes	(6,641)	(583)	(8,572)	(1,857)
Interest expense	14,137	14,424	42,762	43,132
Interest expense-escrow interest	941	—	941	—

EBITDA	23,957	39,863	102,797	117,684
Add back transaction costs:	17,135	—	17,135	—

EBITDA (excluding transaction costs)	$41,092	$39,863	$119,932	$117,684

RECONCILIATION OF EBITDA FROM COINMACH SERVICE CORP.
TO COINMACH CORPORATION (UNAUDITED)
(in thousands)

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
EBITDA (excluding transaction costs) for Coinmach Service Corp.	$40,855	$39,670	$119,445	$116,980
General and administrative expense	237	193	487	704

EBITDA (excluding transaction costs) for Coinmach Corp.	$41,092	$39,863	$119,932	$117,684

COINMACH CORPORATION
RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA (UNAUDITED)
(in thousands)

	Three Months ended		Nine Months ended
	December 31,		December 31,
	2004	2003	2004	2003
Cash flow provided by operating activities.	$32,864	$35,784	$81,636	$81,624
Benefit for income taxes	(6,641)	(583)	(8,572)	(1,857)
Interest expense	14,137	14,424	42,762	43,132
Interest expense-escrow interest	941	—	941	—
Gain on sale of investment and equipment	418	1,790	472	1,836
Loss on redemption of 9% Senior notes	(14,770)	—	(14,770)	—
Deferred income taxes	6,819	658	8,803	2,082
Amortization of debt discount and deferred issue costs	(535)	(603)	(1,742)	(1,810)
Changes in assets and liabilities, net of effects of business combination	(9,276)	(11,607)	(6,733)	(7,323)

EBITDA	23,957	39,863	102,797	117,684
Add back transaction costs:	17,135	—	17,135	—

EBITDA (excluding transaction costs)	$41,092	$39,863	$119,932	$117,684

COINMACH CORPORATION
SELECTED CONSOLIDATED CASH FLOW DATA (UNAUDITED)
(in thousands)

	Nine Months ended December 31,
OPERATING ACTIVITIES:	2004	2003

Net loss	$(15,041)	$(4,461)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,087	54,245
Amortization of advance location payments	14,780	15,312
Amortization of intangibles	10,840	11,313
Amortization of deferred issue costs	1,742	1,810
Deferred income taxes	(8,803)	(2,082)
Loss on redemption of 9% Senior Notes due 2010	14,770	—
Gain on sale of investment and equipment	(472)	(1,836)
Changes in assets and liabilities	6,733	7,323

Net cash provided by operating activities	81,636	81,624

INVESTING ACTIVITIES:
Additions to property and equipment	(41,019)	(50,505)
Advance location payments to location owners	(13,250)	(16,029)
Acquisition of net assets related to acquisition of businesses	(613)	(3,423)
Proceeds from sale of investment	277	1,022
Proceeds from sale of property and equipment	653	334

Net cash used in investing activities	(53,952)	(68,601)

FINANCING ACTIVITIES:
Capital contributions from Parent	165,565	—
Dividends paid to Parent	(93,436)	—
Net advances from (repayment to) Parent	1,839	(395)
Proceeds from intercompany note	81,670	—
Redemption of 9% Senior Notes due 2010	(125,500)	—
Payment of premium on 9% Senior Notes due 2010	(11,295)	—
Repayments under credit facility	(19,830)	—
Principal payments on capitalized lease obligations	(3,249)	(3,093)
Borrowings from bank and other borrowings	159	548

Net cash used in financing activities	(4,077)	(2,940)

INCREASE IN CASH AND CASH EQUIVALENTS	23,607	10,083
CASH AND CASH EQUIVALENTS:
Beginning of period	31,620	27,428

End of period	$55,227	$37,511

COINMACH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Dollars in thousands)

	December 31,	March 31,
	2004	2004(1)
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$55,227	$31,620
Receivables, net	7,118	6,207
Inventories	12,081	11,508
Assets held for sale	2,475	2,560
Prepaid expenses	5,244	5,097
Interest rate swap asset	40	—
Other current assets	1,959	1,974

Total current assets	84,144	58,966
Advance location payments	72,219	73,253
Property, equipment and leasehold improvements, net	270,935	283,688
Contract rights, net	313,107	323,152
Goodwill	204,780	204,780
Other assets	9,296	15,670

TOTAL ASSETS	$954,481	$959,509

LIABILITIES AND STOCKHOLDER’S EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$32,390	$29,335
Accrued rental payments	30,087	31,855
Accrued interest	14,037	7,549
Interest rate swap liability	—	3,597
Current portion of long-term debt	5,920	9,149

Total current liabilities	82,434	81,485
Deferred income taxes	68,558	75,749
Long-term debt, less current portion	567,061	708,482
Loan payable to Parent	81,670	—
Due to Parent	51,884	50,036

Total liabilities	851,607	915,752
Stockholder’s Equity:
Common stock and additional paid-in capital	286,629	121,065
Accumulated other comprehensive loss, net of tax	24	(2,006)
Accumulated deficit	(183,779)	(75,302)

Total stockholder’s equity	102,874	43,757

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$954,481	$959,509

(1)	The March 31, 2004 balance sheet has been derived from the audited consolidated financial statements as of that date.